Exhibit 3

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

May 2, 2013

Otsego Shares, LLC

By:	Otsego Holdings, LLC,
its sole member

By:	Hunt Capital Partners, LLC,
its non-member manager

By:	/s/ Bryan Townsend
Nae:	Bryan Townsend
Title:	Senior Vice President

Otsego Holdings, LLC

By:	Hunt Capital Partners, LLC,
its non- member manager

By:	/s/ Bryan Townsend
Name:	Bryan Townsend
Title:	Senior Vice President

Hunt Capital Partners, LLC

By:	/s/ Bryan Townsend
Name:	Bryan Townsend
Title:	Senior Vice President